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                        AMENDMENT TO EMPLOYMENT AGREEMENT


WHEREAS, Arnold M. Anderson (the "Employee") and Successories, Inc. (formerly Celex Group, Inc.) (the "Company") previously entered into an Employment Agreement dated March 1, 1996.

WHEREAS, the Employee and the Company have agreed to amend the Employment Agreement as set forth in this Amendment.

NOW THEREFORE, in consideration of the mutual obligations and covenants set forth below, the parties hereby agree as follows:

The following provision is added to the Employment Agreement as Section 10.9:

     In the event of the termination, expiration or non-renewal of this Employment Agreement for any reason other than "just cause", the time period during which Employee shall be entitled to exercise those stock options previously granted to Employee in which Employee is vested and eligible to exercise (pursuant to the terms of the applicable Option Agreement) shall be extended to two (2) years from the date of such termination, expiration or non-renewal or the end of the term of this Employment Agreement, whichever is later. In the event of a termination for just cause, the terms of each individual Option Agreement shall apply.

IN WITNESS WHEREOF, the parties have executed this first Amendment to the Employment Agreement as of this 14th day of January, 1997.



SUCCESSORIES, INC.                             EMPLOYEE:  ARNOLD M. ANDERSON



By:      /s/ Timothy C. Dillon                     /s/ Arnold M. Anderson
         --------------------------------      -------------------------------

Its:     Secretary
         --------------------------------